Filed Pursuant to Rule 424(b)(5) Registration No. 333-188275

Prospectus Supplement
(To Prospectus dated May 21, 2013)

DIGITAL CINEMA DESTINATIONS CORP.

1,141,000 Shares

Class A Common Stock
___________________________

We are offering 1,141,000 shares of our Class A common stock pursuant to this prospectus supplement and accompanying prospectus at a price of $5.00 per share.

Our Class A common stock is traded on The NASDAQ Capital Market, or NASDAQ, under the symbol “DCIN.”  On October 2, 2013, the last reported sales price of our Class A common stock was $6.09 per share.

As of October 2, 2013, the aggregate market value of our Class A common stock held by non-affiliates was approximately $31,666,672 based on 5,199,782 shares of outstanding Class A common stock, excluding 426,931 shares held by affiliates, and a price of $6.09 per share, which was the last reported sale price of our Class A common stock as quoted on NASDAQ on that date.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus supplement.

We have retained Barrington Research Associates, Inc. to act as our exclusive placement agent for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the securities we are offering. The placement agent is not required to arrange for the sale of any specific number of securities or dollar amount but will use reasonable best efforts to arrange for the sale of the securities.

	Per Share	Total

Offering price	$5.00	$5,705,000
Placement agent fees (1)	$0.30	$342,300
Proceeds to us, before expenses (1)	$4.70	$5,362,700

(1)
In addition to the placement agent fee listed in the table above, we have agreed to reimburse the placement agent for certain of its expenses with respect to this offering as described under “Plan of Distribution” on page S-20 of this prospectus supplement.

We estimate the expenses of this offering, excluding placement agent fees, will be approximately $210,000.

We expect to deliver the shares through the facilities of The Depository Trust Company on or about October 9, 2013.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-4 of this prospectus and on page 2 of the accompanying prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

BARRINGTON RESEARCH ASSOCIATES

Prospectus supplement dated October 4, 2013

TABLE OF CONTENTS

Prospectus Supplement

Page No.
About This Prospectus Supplement	S-ii
Prospectus Supplement Summary	S-1
Our Company	S-2
The Offering	S-3
Risk Factors	S-4
Special Note Regarding Forward-Looking Statements	S-15
Use of Proceeds	S-16
Capitalization	S-17
Dilution	S-18
Description of Securities	S-19
Plan of Distribution	S-20
Legal Matters	S-22
Experts	S-22
Incorporation of Certain Documents by Reference	S-22
Where You Can Find Additional Information About Us	S-23

Prospectus

About The Accompanying Prospectus	1
Prospectus Summary	1
The Offering	2
Risk Factors	2
Special Note Regarding Forward-Looking Statements	3
Our Company	4
Use Of Proceeds	4
Ratio of Earnings to Fixed Charges	5
Descriptions Of The Securities We May Offer	5
Capital Stock	5
Warrants	8
Debt Securities	11
Units	12
Plan Of Distribution	12
Limitations on Liability and Indemnification of Officers and Directors	14
Legal Matters	15
Experts	15
Incorporation Of Certain Documents By Reference	15
Where You Can Find Additional Information About Us	16

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement and the accompanying prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find Information About Us.”

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus supplement and the accompanying prospectus or in any of the materials that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference.” Therefore, if anyone gives you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Digiplex” and similar terms refer to Digital Cinema Destinations Corp., a Delaware corporation, and its consolidated entities.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus incorporates important business and financial information about Digiplex that is not included in, or delivered with, this prospectus.  Before making an investment, you should read this prospectus supplement and the accompanying prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on September 18, 2013. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

OUR COMPANY

Digital Cinema Destinations Corp. (“Digiplex”) was incorporated in Delaware on July 29, 2010 to own and operate businesses in the movie exhibition industry sector. At October 4, 2013, we operated 19 theaters with an aggregate of 184 screens.

Before our initial public offering, or IPO, in April 2012, we operated 3 theaters with a total of 19 screens. We used a portion of the IPO proceeds to acquire 5 theaters (54 screens) in Pennsylvania. Thereafter, we acquired a 12-screen theater in Lisbon Connecticut with a portion of the proceeds of a secured debt financing and, in December, 2012, together with Start Media, LLC (“Start Media”), we formed a joint venture, Start Media/Digiplex, LLC (“JV”), a Delaware limited liability company, that has acquired assets of or assumed operating leases for an additional 10 theaters with 99 screens (including one location with six screens, that we added in July 2013, after our June 30 fiscal year-end).

Our intent continues to be the creation of an all-digital national footprint by continuing to selectively pursue multi-screen theater acquisition opportunities that meet our strategic and financial criteria, with upgrades to digital platforms as necessary. We hope to own and operate at least one theater in each of 100 locations throughout the United States which, depending on the number of screens in each theater, may approximate 1,000 screens. An all-digital theater circuit serves as the backbone for creating what we believe to be a more entertaining movie-going experience, providing us with significantly greater programming flexibility and enabling us to achieve increased operating efficiencies. We believe that through a combination of improved operating practices, enhanced productivity resulting from the management of the new digital platforms, and increased alternative content programming that supplements the traditional theatrical exhibition schedule, we can produce improved financial results and customer experiences. We cannot assure you that we will realize these goals. See “Risk Factors”.

Digiplex, both separately and through JV, operated 18 theaters with a total of 178 screens as of June 30, 2013, and the operating results of each movie theater business have been included in our results of operations from the respective acquisition or lease commencement dates. In July 2013, JV acquired one theater with six screens.

Digiplex is the sole and exclusive operator and manager of each JV theater. We have determined that JV is a variable interest entity (“VIE”) and we are the primary beneficiary of JV’s operations. Therefore, we are including JV’s operating results in the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2013 which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

We manage our business under one reportable segment: theater exhibition operations.

Our executive offices are at 250 East Broad Street, Westfield, New Jersey 07090. Our telephone number is (908) 396-1360, and our fax number is (908) 396-1361. We maintain a corporate website at www.digiplexdest.com.

THE OFFERING

The following summary contains basic information about this offering and our shares of Class A common stock. It does not contain all the information that is important to you. For a more complete understanding of our shares of Class A common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock” and our certificate of incorporation and bylaws, copies of which have been filed with the SEC.

Issuer	Digital Cinema Destinations Corp.

Shares of Class A Common Stock Offered	1,141,000 shares

Shares of Class A Common Stock Outstanding Immediately Following this Offering (1)	6,767,713 shares

Dividends	To date, we have never declared a cash dividend and our board of directors does not have any plans to do so in the future. In addition, our loan agreement restricts our ability to pay dividends.

Use of proceeds
We estimate that the net proceeds from the sale of shares of our Class A common stock in this offering will be approximately $5,150,000, after deducting commissions and our estimated expenses related to this offering.

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the acquisition of additional units of membership interest in JV, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.  See “Use of Proceeds” on page S-16 for additional information.

Risk Factors	Investing in our securities involves risks. See “Risk Factors” on page S-4 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NASDAQ Capital Market Symbol	DCIN

(1)
The number of shares outstanding immediately following the offering is based on the number of shares of our Class A common stock outstanding as of October 2, 2013. It does not include any shares issuable pursuant to unexercised warrants for 594,000 shares as of October 2, 2013, nor does it include any shares otherwise issued or issuable (including those available for issuance under our equity incentive and employee stock purchase plans) after October 2, 2013.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the SEC on September 18, 2013, which is incorporated by reference in this prospectus supplement and accompanying prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement (including any free writing prospectus). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Class A Common Stock and this Offering

The trading price of the shares of our Class A common stock could be highly volatile.

The market price of our Class A common stock has fluctuated in the past and is likely to fluctuate in the future. During the twelve months ended September 30, 2013, the sale price of our Class A common stock on the NASDAQ Capital Market has ranged from a high of $6.78 to a low of $3.66. The following factors could cause the price of our Class A common stock in the public market to fluctuate significantly from the price you will pay in this offering:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the movie exhibition industry;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	issuances of Class A common stock or our other securities in the future;

•	the addition or departure of key personnel; and

•	announcements by us or our competitors of acquisitions, investments or strategic alliances.

Volatility in the market price of our Class A common stock may prevent investors from being able to sell their Class A common stock at or above the public offering price. In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies’ securities. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management attention and company resources and could have a material adverse effect on our business and results of operations.

Future sales or other dilution of our equity could depress the market price of our Class A common stock.

A public market for our Class A common stock on the NASDAQ Capital Market was initiated on the consummation of our initial public offering in April of 2012.  However, trading volume has been limited and a more active public market for our Class A common stock may not develop or be sustained over time. The market price of our Class A common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other newly public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance.   Moreover, sales of our Class A common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our Class A common stock. As a result, you may not be able to sell your shares of our Class A common stock in short time periods, or possibly at all, and the price per share of our Class A common stock may fluctuate significantly.

In addition, the issuance of additional shares of our Class A common stock pursuant to this prospectus supplement and accompanying prospectus, or issuances of securities convertible into or exercisable for our Class A common stock or other equity-linked securities, including preferred stock, warrants,  debt securities or units, would dilute the ownership interest of our common shareholders and could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

We expect to seek to raise additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus supplement and accompanying prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement (including any related free writing prospectus) that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement and accompanying prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

You will experience immediate dilution in the book value per share of the Class A common stock you purchase.

Because the price per share of our Class A common stock being offered is substantially higher than the book value per share of our Class A common stock, you will suffer substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. Based on the offering price of $5.00 per share and the net tangible book value of the Class A common stock of $3.11 per share as of June 30, 2013, if you purchase shares of Class A common stock in this offering, you will suffer dilution of $1.65 per share in the net tangible book value of the Class A common stock.

Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock.

As of October 2, 2013, we had 5,626,713 shares of our Class A common stock,865,000 shares of Class B common stock and six shares of Series B preferred stock outstanding.  All of the outstanding shares of Class B common stock are held by Mr. Mayo, who may convert his shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Our Series B preferred stock is convertible into 8,650,000 shares of our Class A common stock.  In addition, we have, as of October 2, 2013, 594,000 shares issuable upon the exercise of outstanding warrants. If this offering is completed, the number of shares of Class A common stock that we have outstanding will increase to 6,767,713 shares. Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock.  Further, sales of shares underlying stock options and common stock purchase warrants, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We cannot assure our stockholders that our stock price will not decline or not be subject to significant volatility.

A public market for our Class A common stock on the NASDAQ Capital Market was initiated on the consummation of our initial public offering. However, an active public market for our Class A common stock may not develop or be sustained over time. The market price of our Class A common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other newly public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance. In particular, we cannot assure our stockholders that they will be able to resell their shares of our Class A common stock at or above their purchase price.

The interests of Mr. Mayo, our controlling stockholder, may conflict with the interests of our stockholders, and the concentration of voting power with Mr. Mayo will limit our other stockholders ability to influence corporate matters.

Our Class A common stock has one vote per share on all matters to be voted on by stockholders, while our Class B common stock has ten votes per share. Mr. Mayo owns all of our outstanding Class B common stock. As a result, as of October 2, 2013, Mr. Mayo controlled approximately 61% of the voting power of all of our outstanding capital stock with voting rights. Mr. Mayo will have significant influence for the foreseeable future over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional shares of common stock or other equity securities and the payment of dividends on our common stock. Mr. Mayo will also have the power to prevent or cause a change in control, and could take other actions that might be desirable to him but not to other stockholders. Because of this dual class structure, Mr. Mayo will continue to be able to control all matters submitted to our stockholders for approval (other than changes to our authorized capital stock) even if he owns less than 50% of the outstanding shares of our capital stock. This concentrated control will limit our stockholders ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. Further, our bylaws provide stockholders, and accordingly Mr. Mayo, with the right to take any action permitted to be taken by the holders of our issued and outstanding stock at an annual or special meeting of stockholders, by written consent in lieu of a meeting. As a result, the market price of our Class A common stock could be adversely affected. Our certificate of incorporation provides that on transfer for any reason, shares of Class B common stock automatically convert to Class A common stock on a one-for-one basis.

Our stockholders do not have the same protections generally available to stockholders of other NASDAQ-listed companies because we are currently a “controlled company” within the meaning of the NASDAQ Marketplace Rules.

As of October 2, 2013, Mr. Mayo controlled approximately 61% of the voting power of all of our outstanding capital stock with voting rights. Because of Mr. Mayo’s ownership interest and control of our voting power, we are considered a “controlled company” within the meaning of NASDAQ Marketplace Rules. As a controlled company, within the meaning of NASDAQ Marketplace Rules, we are not subject to the corporate governance requirements of the Rule 5600 series of the NASDAQ Marketplace Rules (other than the audit committee requirements) that would otherwise require us to have:
•	a majority of independent directors on our board of directors;
•
compensation of our executive officers determined, or recommended to the board of directors for determination, either by a majority of the independent directors or a compensation committee comprised solely of independent directors; or

•	director nominees selected, or recommended for the board of directors’ selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Accordingly, our stockholders will not be afforded the same protections generally as stockholders of other NASDAQ-listed companies for so long as Mr. Mayo controls more than 50% of our voting power and we rely upon such exemptions. The interests of Mr. Mayo, our controlling stockholder, may conflict with the interests of our other stockholders, and the concentration of voting power with Mr. Mayo will limit our stockholders, ability to influence corporate matters.

Our issuance of preferred stock could adversely affect the market value of our common stock, dilute the voting power of common stockholders and delay or prevent a change of control.

Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to 8,027,494 shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in our common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

We do not intend to pay dividends on our Class A or Class B common stock for the foreseeable future.

We intend to retain all of our earnings for the foreseeable future to finance our operations and acquisitions of theaters and digital upgrades associated with any acquisitions. As a result, we do not anticipate paying cash dividends on our Class A common stock or Class B common stock, and consequently, holders of our Class A common stock can expect to receive a return on their investment in our Class A common stock only if the market price of the stock increases.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and by-laws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:
•
Our certificate of incorporation provides for a dual class common stock structure. As a result of this structure, Mr. Mayo will have the ability to control all matters requiring stockholder approval (other than changes to our authorized capital stock), including the election of directors, amendments to our charter documents and significant corporate transactions, such as a merger or other sale of our company or its assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial. We have amended our certificate of incorporation to provide that on transfer for any reason, shares of Class B common stock will automatically convert to Class A common stock on a one-for-one basis.

•
Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors.

•
Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder becomes an “interested” stockholder.

Risks Related to Our Business

We will need substantial additional funding to accomplish our business strategy and may be unable to raise capital on terms favorable to us or at all, which could increase our financing costs, dilute your ownership interests, affect our business operations or force us to delay, reduce or abandon our business strategy.

Our business strategy is to create an all-digital national footprint by selectively pursuing multi-screen theater acquisition opportunities that meet our strategic and financial criteria, with upgrades to digital platforms as necessary. To successfully implement this strategy, we will need to raise substantial additional funds. Our ability to fund potential theater acquisitions and capital expenditures for theater digitalization, expansion or renovation will require a significant amount of cash, the availability of which depends on many factors beyond our control, including:
•	general economic and capital market conditions;
•	the availability of credit from banks or other lenders;
•	investor confidence in us; and
•	the continued performance of our theaters.

We cannot predict when, if ever, our operations will generate sufficient cash flows to fund our capital investment requirements. Until they do, we will be required to finance our cash needs through public or private equity offerings, bank loans or other debt financing, or otherwise. There can be no assurance that financing for future theater acquisitions and capital expenditures for theater digitalization, expansion or renovation will be available on terms favorable to us or at all, which could force us to delay, reduce or abandon our growth strategy, increase our financing costs, or both.

We may incur additional debt, if such financing is available to us, in order to expand our business. Additional funding from debt financings may make it more difficult for us to operate our business because we would need to make principal and interest payments on the indebtedness and may be obligated to abide by restrictive covenants contained in the debt financing agreements, which may, among other things, limit our ability to make business and operational decisions and pay dividends. Furthermore, raising capital through public or private sales of equity to finance acquisitions or expansion could cause earnings or ownership dilution to your shareholding interests in our company.

We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth will be realized or that future capital will be available for us to fund our capital expenditure needs.

We may not benefit from our business strategy of acquiring and operating multi-screen theaters.

Our business strategy is to acquire and operate multi-screen theaters. In any acquisition, we expect to benefit from cost savings through, for example, the reduction of overhead and theater level costs, and from revenue enhancements resulting from the acquisition. There can be no assurance, however, that we will be able to realize any anticipated benefits or that our profitability will be improved by any one or more acquisitions. Any acquisition may involve operating risks, such as:
•	the difficulty of assimilating the acquired operations and personnel and integrating them into our current business;
•	the potential disruption of our ongoing business;
•	the diversion of management’s attention and other resources;

•	the possible inability of management to maintain uniform standards, controls, procedures and policies;
•	the risks of entering markets in which we have little or no experience;
•	the potential impairment of relationships with employees;
•	the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated; and
•	the possibility that any acquired theaters or theater circuit operators do not perform as expected.

We have incurred net losses since inception, and we cannot assure you that we will be profitable in the future.

We incurred net losses of $5.3 and $2.0 million for the fiscal years ended June 30, 2013 and 2012, respectively, and had an accumulated deficit of $7.0 million as of June 30, 2013. We cannot assure you that we will become profitable for fiscal year ending June 30, 2014 or in any other future period. Further, we cannot be certain that we will be able to execute our business strategy of acquiring and operating multi-screen theaters on a profitable basis. As a result, we cannot assure you that we will be able to attain or increase profitability on a quarterly or annual basis. If we are unable to effectively acquire theaters and manage the risks and difficulties facing our business as we encounter them, our business, financial condition and results of operations may suffer.

We have a limited operating history which provides limited reference for you to evaluate our ability to achieve our business objectives.

Since we have a limited operating history, we are subject to the risks and uncertainties associated with early stage companies and have historically operated at a loss. Accordingly, you will have a limited basis on which to evaluate our ability to achieve our business objectives. We were formed in July 2010 without any operating business. As of October 2, 2013, we have acquired a total of 19 theaters. We plan to continue carrying out our acquisition strategy of acquiring theaters. Our financial condition, results of operations and our future success will, to a significant extent, depend on our ability to continue to acquire theaters throughout the United States and to achieve economies of scale. We cannot assure you that more acquisitions can be consummated on terms favorable to us or at all, or that if we achieve those acquisitions we will be able to operate our expanded business profitably. If we fail to achieve our business objectives, then we may not be able to realize our expected revenue growth, maintain our existing revenue levels or operate at a profit. Even if we do realize our business objectives, our business may not be profitable in the future.

We expect to incur long-term lease and debt obligations, which may restrict our ability to fund current and future operations and that may restrict our ability to enter into certain transactions.

In order to effect our business plan, we expect to incur long-term debt service obligations and long-term lease obligations, which may occur in the near term or long term. We expect to assume outstanding or execute new operating leases for theaters in connection with any acquisition that we may consummate. In addition, we may finance future theater acquisitions through debt financing, provided that such financing is available to us on acceptable terms. Specifically, the Company has in the past and continues to engage in discussion regarding such potential debt financing. Any lease or debt obligations we have incurred to date or will incur in the future will pose risk to you by:
•	making it more difficult for us to satisfy our obligations;
•
requiring us to dedicate a substantial portion of our cash flows to payments on our lease and debt obligations, thereby reducing the availability of our cash flows from operations to fund working capital, capital expenditures, acquisitions and other corporate requirements and to pay dividends;

•	impeding our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on any variable rate debt we incur; and
•	making us more vulnerable to a downturn in our business and competitive pressures and limiting our flexibility to plan for, or react to, changes in our industry or the economy.

Our ability to make scheduled payments of principal and interest with respect to any indebtedness we incur will depend on our ability to generate positive cash flows and on our future financial results. Our ability to generate positive cash flows is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control. We cannot assure you that we will generate cash flows at levels sufficient to enable us to pay existing or future indebtedness. If our cash flows and capital resources are insufficient to fund future lease and debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance indebtedness. We may not be able to take any of these actions, and these actions may not be successful or permit us to meet any scheduled debt service obligations and these actions may be restricted under the terms of any debt agreements.

If we fail to make any required payment under the agreements governing our leases and indebtedness or fail to comply with the financial and operating covenants contained in them, we would be in default, and as a result, our debt holders would likely have the ability to require that we immediately repay our outstanding indebtedness and the lenders under any existing or future secured credit facility could terminate their commitments to lend us money and foreclose against the assets securing our borrowings. We could be forced into bankruptcy or liquidation, which could result in the loss of your investment. The acceleration of our indebtedness under one agreement may permit acceleration of indebtedness under other agreements that contain cross-default and cross-acceleration provisions. If our indebtedness is accelerated, we may not be able to repay any future indebtedness or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. If our debt holders require immediate payment, we may not have sufficient assets to satisfy our obligations under our indebtedness.

We may face intense competition in our business strategy of acquiring theaters.

We may have difficulty identifying suitable acquisition candidates. Even if we do identify appropriate candidates, we anticipate significant competition from other motion picture exhibitors and other buyers when trying to acquire these candidates, and we cannot assure you that we will be able to acquire identified candidates at reasonable prices or on favorable terms. Many of our competitors are well established and have significant experience in identifying and effecting acquisitions. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target theaters. Because of this competition, we cannot assure you that we will be able to successfully compete for attractive theater acquisitions. In addition, while we believe that there are numerous potential target theaters that we can acquire, our ability to compete in acquiring certain sizable target theaters will be limited by our available financial resources. As a result of competition, we may not succeed in acquiring suitable candidates or may have to pay more than we would prefer to make an acquisition. If we cannot identify or successfully acquire suitable acquisition candidates, we may not be able to successfully expand our operations and the market price of our securities could be adversely affected particularly since acquisitions are an important part of our strategy.

Resources could be wasted in researching acquisitions that are not consummated.

It is anticipated that the investigation of each specific target theater and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating an acquisition. If a decision is made not to complete a specific acquisition, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire other theaters.

We are subject to uncertainties related to digital cinema, including insufficient financing to obtain digital projectors and insufficient supply of digital projectors.

Some of our competitors began a roll-out of digital projection equipment for exhibiting feature films during 2006 and most exhibitors plan to continue domestic roll-out of digital cinema until it is completed. However, significant obstacles may exist that impact such a roll-out plan and our ability to convert the theaters we acquire to digital projection platforms, including the availability of financing, the cost of digital projectors and the supply of projectors by manufacturers. We cannot assure you that we will be able to obtain sufficient additional financing to be able to purchase and/or lease the number of digital projectors we will require or that the manufacturers will be able to supply the volume of projectors needed for the worldwide roll-out that is now ongoing in our industry. As a result, our ability to deploy digital equipment in the theaters we acquire could be delayed. Accordingly, the availability of financing, the cost of digital projection systems and manufacturer limitations may delay our deployment of digital platforms.

We may not be able to obtain sufficient or compelling alternative content.

Our ability to present alternative programming depends on the availability, diversity and appeal of alternative content and customer taste. This varies from geographic region to region. Poor performance of, or any disruption in the production or supply of alternative content could hurt our business and results of operations. In addition, the type of alternative content offered to us may not be accepted by the demographic base of movie-goers in our theaters.

The “virtual print fee” program expired on December 31, 2012, and we will no longer be able to use such fees to finance our purchases of digital projection equipment.

With respect to digital platforms installed prior to December 31, 2012, virtual print fees are provided to motion picture exhibitors from movie distributors, to encourage and assist exhibitors in the conversion to digital projection platforms, by effectively lowering the film rent expense that exhibitors pay to the movie distributors. The virtual print fee program provides that all distributors pay virtual print fees on a quarterly basis to motion picture exhibitors based on films scheduled by the exhibitors on approved digital projection platforms until the earlier of ten years from date the digital systems in a particular theater are installed or the date the exhibitor has recovered its out-of-pockets costs, including any financing charges, for the digital conversion. The virtual print fee program expired for new installations of digital projection systems made after December 31, 2012. We will continue receiving virtual print fees for approved digital projection systems installed prior to December 31, 2012.

As a result of the expiration of the virtual print fee program, we will need to finance installations of digital projection platforms from other sources. We may seek to reduce our proposed purchase price, offer a lower purchase price, seek other concessions with respect to any theater that we seek to acquire which has not been previously converted to a digital projection system prior to the discontinuance of the virtual print fee program, or may limit our acquisitions to theaters that have already converted to digital. We cannot assure you, however, that we will be able to secure the financing that we may require or that we will be able to obtain the proposed purchase price reductions or other concessions.

Disruption of our relationships with various vendors could substantially harm our business.

We rely on our relationships with several vendors in the operations of our business. These relationships include:
•	The film department of Cinema Services, which handles our negotiations with film distributors;

•
Cinedigm, from which we license the Exhibit Management System (“EMS”) back office management system and which, through a subsidiary, acts as our agent to collect “virtual print fees” from motion picture distributors;

•	NCM provides us with in-theater advertising and alternative context;
•	Barco, which provides us with digital equipment;
•	Continental Concession, which provides us with most of our concessions;
•	RealD™, which provides us with our 3D cinema systems;
•	Omniterm Data Technology, Ltd., which provides our theater point-of-sale systems; and
•	Coca Cola Refreshments USA, Inc. which supplies syrup, equipment and beverages.

Although our senior management has long-standing relationships with each of these vendors, we could experience deterioration or loss of any of our vendor relationships, which would significantly disrupt our operations until an alternative source is secured.

Deterioration in our relationships with any of the major film distributors could adversely affect our access to commercially successful films and could adversely affect our business and results of operations.

Our business depends to a significant degree on maintaining good relationships with the major film distributors that license films to our theaters. Cinema Services handles negotiations with motion picture distributors on our behalf. Deterioration in our relationships with any of the major film distributors could adversely affect our access to commercially successful films and adversely affect our business and results of operations. Since the distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases, we cannot ensure a supply of motion pictures by entering into long-term arrangements with major distributors. Rather, we must compete for licenses on a film-by-film and theater-by-theater basis and are required to negotiate licenses for each film and for each theater individually.

We rely on software we license from Cinedigm to operate our accounting systems and a failure of this system could harm our business.

We depend on Cinedigm’s EMS back office management software system to operate the accounting functions of our business. A substantial system failure could temporarily restrict and limit our internal accounting functions. In addition, we rely on EMS to track theater invoices and to generate operating reports to analyze film performance and theater profitability. The EMS system is also an intricate part of our financial reporting process and provides us with information that, together with our other financial software program, allows us to prepare our periodic financial reports. Disruption in, changes to, or a system failure of the EMS system could result in the loss of important data, and increase our expenses.

We rely on “point-of-sale” software that we license from Omniterm to operate our back office management systems and a failure of this system could harm our business.

We depend on Omniterm’s point-of-sale software to operate our point-of-sale transactions, including issuing tickets to patrons at our theaters and selling concessions. A substantial system failure could restrict and limit our ability to issue tickets timely to our patrons, sell concessions and could reduce the attractiveness of our services and cause our patrons to visit other theaters. In addition, we also will rely on Omniterm to transmit data to our EMS software to generate operating reports, analyze film performance and theater profitability, and generate information to quickly detect theft. Disruption in, changes to, or a system failure of the Omniterm system could result in the loss of important data, and increase our expenses.

We depend on our senior management.

Our success depends upon the retention of our senior management, including A. Dale Mayo, our chairman and chief executive officer, Chuck Goldwater, our senior vice president, Jeff Butkovsky, our chief technology officer, and Brian D. Pflug, our chief financial officer. In particular, we rely on the relationships in the motion picture exhibition industry that Mr. Mayo has fostered in his 25-year career in the industry. We cannot assure you that we would be able to find qualified replacements for the individuals who make up our senior management if their services were no longer available. The loss of services of one or more members of our senior management team could have a material adverse effect on our business, financial condition and results of operations. The loss of any member of senior management could adversely affect our ability to effectively pursue our business strategy.

Compensation may be paid to our senior management regardless of our profitability which may affect our operating results.

We have entered into employment agreements with each member of our senior management team. Mr. Mayo, our chairman and chief executive officer, is entitled to periodic salary increases as well as bonuses based on our consolidated gross revenues and regardless of whether we operate at a profit or loss. Each of our other executive officers is entitled to bonuses, as determined by our board of directors. Increases in compensation paid to our senior management would increase our expenses, affect our results of operations and might make it more difficult for us to achieve profitable operations.

If we do not comply with the Americans with Disabilities Act of 1990, we could be subject to litigation.

Movie theaters must comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and analogous state and local laws. Compliance with the ADA requires among other things that public facilities “reasonably accommodate” individuals with disabilities and that new construction or alterations made to “commercial facilities” conform to accessibility guidelines unless “structurally impracticable” for new construction or technically infeasible for alterations. If we fail to comply with the ADA, remedies could include imposition of injunctive relief, fines, awards for damages to private litigants and additional capital expenditures to remedy non-compliance. Imposition of significant fines, damage awards or capital expenditures to cure non-compliance could adversely affect our business and operating results.

Risk Related to Our Industry

We depend on motion picture production and performance.

As a motion picture exhibitor, our ability to operate successfully depends upon the availability, diversity and appeal of motion pictures, our ability to license motion pictures and the performance of such motion pictures in our theaters. We license first-run motion pictures, the success of which has increasingly depended on the marketing efforts of the major motion picture studios. Poor performance of, or any disruption in the production of these motion pictures (including by reason of a strike or lack of adequate financing), or a reduction in the marketing efforts of the major motion picture studios, could hurt our business and results of operations. In addition, a change in the type and breadth of movies offered by motion picture studios may not be accepted by the demographic base of moviegoers.

The motion picture exhibition industry has experienced declines trend in attendance during recent years.

The U.S. motion picture exhibition industry has been subject to periodic short-term increases and decreases in attendance and box office revenues. According to boxoffice.com, attendance during 2012 was 1.36 billion and, according to the MPAA, attendance during 2011 was 1.28 billion. For additional information regarding attendance levels and industry trends, see “Business — Industry Overview and Trends”. We expect the cyclical nature of the U.S. motion picture exhibition industry to continue for the foreseeable future, and a decline in attendance could adversely affect our results of operations. To offset any decrease in attendance, we plan to offer products unique to the motion picture exhibition industry, such as 3D films and specially selected alternative programming. We cannot assure you, however, that our offering of such content will offset any decrease in attendance that the industry may experience.

Our business is subject to significant competitive pressures.

We face varying degrees of competition from other motion picture exhibitors with respect to licensing films and attracting patrons. In those areas where real estate is readily available, there are few barriers preventing competing companies from opening theaters near one of our existing or future theaters. Many of our competitors have substantially more resources than we do and may therefore have a competitive advantage over us.

An increase in the use of alternative film delivery methods, which may be enhanced if traditional release windows are shortened, may drive down movie theater attendance and reduce ticket prices.

We compete with other movie delivery vehicles, including cable television, downloads and streaming video via the Internet, in-home video and DVD, satellite and pay-per-view services. When motion picture distributors license their products to the domestic exhibition industry, they refrain from licensing their motion pictures to these other delivery vehicles during the theatrical release window. The theatrical release window has shortened over the last decade. In addition, proposals have been made from time to time, particularly in the last several years, which would further shorten the window substantially and allow for premium video on demand and other alternatives that would be available during theatrical releases. These initiatives have not been instituted due, in part, to the adverse reaction of motion picture exhibitors. We cannot assure you that these initiatives will not be instituted in the future. We believe that a material contraction of the current theatrical release window could significantly dilute the consumer appeal of in-theater motion picture offerings, which could have a material adverse effect on our business and results of operations.

Our revenues vary significantly depending upon the timing of the motion picture releases by distributors.

Our business is seasonal, with a disproportionate amount of our revenues generated during the summer months and year-end holiday season. While motion picture distributors have begun to release major motion pictures more evenly throughout the year, the most marketable motion pictures are usually released during the summer months and the year-end holiday season, and we expect to generate more revenue and cash flows during those periods than in other periods during the year. As a result, the timing of motion picture releases affects our results of operations, which may vary significantly from quarter to quarter and year to year. If we do not adequately manage our theater costs of operations, it could significantly affect our cash flow and potential for future growth. Due to the dependency on the success of films released from one period to the next, results of operations for one period may not be indicative of the results for the following period or the same period in the following year.

There can be no assurance of a supply of motion pictures.

The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases. Consent decrees resulting from those cases effectively require major motion picture distributors to offer and license films to motion picture exhibitors, including us, on a film-by-film and theater-by-theater basis. Consequently, we cannot assure ourselves of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for our licenses on a film-by-film and theater-by-theater basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some, of the statements contained or incorporated by reference in this prospectus including any amendment or supplement thereto may be or contain “forward-looking statements”, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “expect,” “anticipate,” “project,” “predict,” “intend,”  “forecast” or “estimate will occur”, and other similar statements), you must remember that our expectations may not be correct, even though we believe that they are reasonable. These forward-looking statements relate to:
•	future revenues, expenses and profitability;
•	our ability to acquire and integrate theaters in our business;
•	attendance at movies generally or in any of the markets in which we operate;
•	the number and diversity of popular movies released and our ability to successfully license and exhibit popular films;
•	national growth in our industry;
•	competition in our markets; and
•	competition with other forms of entertainment.

We do not guarantee that the transactions and events which are the subject of such forward-looking statements will happen as described or that they will happen at all. You should read the report in which statements are contained completely and with the understanding that actual future results may be materially different from what we expect. Forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Such risks and uncertainties include, among others, those discussed in “Risk Factors” beginning on page S-4 and in “Item 1A: Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2013, as well as in our consolidated financial statements, related notes, and the other financial information appearing in our Annual Report on Form 10-K for the year ended June 30, 2013 and our other filings with the SEC.

Our Annual Report on Form 10-K for the year ended June 30, 2013 and other filings with the SEC contain data related to the motion picture exhibition industry. This market data includes projections that are based on a number of assumptions. The motion picture exhibition industry may not grow at the rates projected by the market data, or at all. The failure of the markets to grow at the projected rates may materially and adversely affect our business and the market price of our Class A common stock and any other securities we may issue. In addition, the rapidly changing nature of our industry subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the acquisition of additional units of membership interest in JV, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013 on an actual basis and on an “as adjusted” basis to reflect the receipt of proceeds from the issuance and sale of 1,141,000 shares of our Class A common stock in this offering at an offering price of $5.00, after deducting commissions and our estimated expenses related to this offering.

The amount of proceeds we ultimately receive from this offering of our Class A common stock is dependent upon numerous factors and subject to general market conditions.  Accordingly, the actual amounts for the items shown in the “as adjusted for this offering” columns may differ from the amounts shown below.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes included in our Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the SEC on September 18, 2013, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information About Us.”

	As of June 30, 2013
($ in thousands, except per share amounts)	Actual	As adjusted for this offering
Cash and cash equivalents	$3,607	$8,757

Loan agreement and long-term obligations	10,227	10,227

Stockholders’ equity
Preferred stock, $0.01 par value per share; 10,000,000 shares authorized, six issued and outstanding	—	—
Class A Common stock, $0.01 par value per share; 20,000,000 shares authorized, 5,511,938 shares issued and outstanding (actual) and 6,767,713 shares issued and outstanding as adjusted (1)	55	67
Class B Common stock, $0.01 par value, 900,000 shares authorized,865,000 shares issued and outstanding (actual and adjusted)	9	9
Additional paid-in capital	25,816	30,955
Accumulated deficit	(7,049)	(7,049)
TOTAL STOCKHOLDERS’ EQUITY OF DIGITAL CINEMA DESTINATIONS CORP.	$18,831	$23,982
Noncontrolling interest	9,261	9,261
Total Equity	28,092	33,243

Total capitalization	$41,926	$52,227
(1)	Excludes any shares issuable pursuant to unexercised warrants and options, as well as any shares otherwise issued or issuable after June 30, 2013.

DILUTION

Our net tangible book value as of June 30, 2013 was approximately $17.2 million, or $3.11 per share of our Class A common stock, based upon 5,511,938 shares of our Class A common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2013.

Dilution per share to new investors in this offering represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. After giving effect to the sale of 1,141,000 shares of our Class A common stock in this offering at the offering price of $5.00 per share and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2013 would have been approximately $22.3 million, or $3.35 per share. This amount represents an immediate increase in net tangible book value of $0.24 per share to existing stockholders and immediate dilution in net tangible book value of $1.65 per share to new investors purchasing our Class A common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Offering price per share		$5.00
Net tangible book value per share as of June 30, 2013	$3.11
Increase in net tangible book value per share attributable to this offering	$0.24
Adjusted net tangible book value per share as of June 30, 2013 after giving effect to this offering		$3.35
Dilution in net tangible book value per share to new investors		$1.65

The foregoing table and discussion is based on 5,511,938 shares of Class A common stock outstanding as of June 30, 2013 and excludes shares of Class A common stock issuable upon the exercise of warrants outstanding as of June 30, 2013.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors—You will experience immediate dilution in the book value of the shares of Class A common stock you purchase” on page S-5.

DESCRIPTION OF SECURITIES

We are offering 1,141,000 shares of Class A common stock.

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and by-laws, which are filed as exhibits to our Registration Statement on Form S-1 (Registration No. 333-178648), originally filed with the Securities and Exchange Commission on December 20, 2011.

Our authorized capital stock consists of:

•	10,000,000 shares of preferred stock, par value $0.01 per share;

•	20,000,000 shares of Class A common stock, par value $0.01 per share; and

•	900,000 shares of Class B common stock, par value $0.01 per share.

As of October 2, 2013 we had outstanding:

•	six shares of our preferred stock;

•	5,626,713 shares of our Class A common stock;

•	865,000 shares of our Class B common stock;

•	594,000 shares of our Class A common stock that have been reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $6.15 per share.

Common Stock

The material terms of our Class A common stock are described under the caption “Common Stock” starting on page 6 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

Barrington Research Associates, Inc., which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement, dated October 4, 2013. The placement agent may engage selected dealers to assist in the placement of the shares of our Class A common stock offered pursuant to this prospectus supplement and the accompanying base prospectus. The placement agent is not purchasing or selling any shares of our Class A common stock offered by this prospectus supplement and the accompanying base prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares of our Class A common stock, but has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the shares of our Class A common stock offered hereby. We will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of shares offered pursuant to this prospectus supplement and the accompanying base prospectus. The public offering price of the shares offered hereby has been determined based upon arm’s-length negotiations between the purchasers and us.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares of our Class A common stock offered pursuant to this prospectus supplement and the accompanying base prospectus through direct subscription agreements between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to six percent of the gross proceeds in this offering.

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our Class A common stock offered pursuant to this prospectus supplement and the accompanying base prospectus assuming the purchase of all of the shares offered hereby:

Per Share	$0.30
Total	$342,300

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for its out-of-pocket expenses in an amount not to exceed $110,000 without our prior approval, such approval not to be unreasonably withheld. In accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, in no event may the maximum compensation payable to FINRA members and independent broker-dealers exceed 8.0% of the gross proceeds of this offering.

Our obligation to issue and sell shares of our Class A common stock to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase shares of our Class A common stock is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the shares of our Class A common stock offered by this prospectus supplement and the accompanying base prospectus will be completed on or about October 9, 2013. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $210,000, which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the shares of Class A common stock to the respective accounts of the purchasers.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreement

We have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock without the prior written consent of the placement agent. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying base prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the purchasers are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information” on page S-23.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares of our Class A common stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our Class A common stock by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our Class A common stock; and

•
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent and any selling group members may engage in passive market making transactions in our Class A common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of Class A common stock and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Other

From time to time, the placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Eaton & Van Winkle LLP, New York, New York.  The placement agent has been represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Digital Cinema Destinations Corp. as of June 30, 2013 and 2012 and the related consolidated statements of operations, equity, and cash flows for each of the years in the two-year period ended June 30, 2013 have been audited by  EisnerAmper LLP,  independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report  of such firm given upon their authority as  experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the securities to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the securities to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the SEC on September 18, 2013, including all material incorporated by reference therein;
(b)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 26, 2012;
(c)	Our Current Reports on Form 8-K (or amendments thereto), as filed with the SEC on July 1, 2013 and August 5, 2013;
(d)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K); and

(e)
The description of our Class A common stock contained in the registration statement on Form 8-A filed with the Commission on April 16, 2012 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Digiplex’s Corporate Secretary at 250 Broad Street, Westfield, New Jersey 07090 or by calling Digiplex at (908) 396-1360. Additional information about us is available at our web site located at http://www.digiplexdest.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities that may be offered and sold hereunder, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Digital Cinema Destinations Corp., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

PROSPECTUS

DIGITAL CINEMA DESTINATIONS CORP.

$10,504,507

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
___________________________

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $10,504,507. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Class A common stock is traded on The NASDAQ Capital Market, or NASDAQ under the symbol “DCIN.”  Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of April 22, 2013, the aggregate market value of our Class A common stock held by non-affiliates was approximately $31,516,675 based on 5,458,000 shares of outstanding Class A common stock, of which 415,332 shares are held by affiliates, and a price of $6.25 per share, which was the last reported sale price of our Class A common stock as quoted on NASDAQ on that date.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

We were incorporated in July 2010. Our principal executive offices are located at 250 Broad Street, Westfield, New Jersey 07090. Our telephone number is (908) 396-1360 and our website address is http://www.digiplexdest.com. Information contained in our website is not a part of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 2 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2013

TABLE OF CONTENTS

Page No.

About This Prospectus	1
Prospectus Summary	1
The Offering	2
Risk Factors	2
Special Note Regarding Forward-Looking Statements	3
Our Company	4
Use Of Proceeds	4
Ratio of Earnings to Fixed Charges	5
Descriptions Of The Securities We May Offer	5
Capital Stock	5
Warrants	8
Debt Securities	11
Units	12
Plan Of Distribution	12
Limitations on Liability and Indemnification of Officers and Directors	14
Legal Matters	15
Experts	15
Incorporation Of Certain Documents By Reference	15
Where You Can Find Additional Information About Us	16

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $10,504,507. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement and/or a free writing prospectus (collectively referred to herein as a prospectus supplement) that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find Additional Information About Us.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information About Us.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement (including any free writing prospectus). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Digiplex” and similar terms refer to Digital Cinema Destinations Corp., a Delaware corporation, and its consolidated entities.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about Digiplex that is not included in, or delivered with, this prospectus.  Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K which we filed with the SEC on September 24, 2012 and amended on September 28, 2012, and in our most recent Quarterly Report on Form 10-Q which we filed with the SEC on February 14, 2013. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address:   250 East Broad Street, Westfield, New Jersey 07090 Attn:  Corporate Secretary.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	Class A common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $10,504,507. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information About Us.”

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on September 24, 2012 and amended on September 28, 2012 (“Our 2012 Annual Report”), which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement (including any free writing prospectus). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Class A Common Stock and the Offering

Future sales or other dilution of our equity could depress the market price of our Class A common stock.

A public market for our Class A common stock on the NASDAQ Capital Market was initiated on the consummation of our initial public offering in April of 2012.  However, trading volume has been limited and a more active public market for our Class A common stock may not develop or be sustained over time. The market price of our Class A common stock could be subject to significant fluctuations. The price of our stock may change in response to variations in our operating results and also may change in response to other factors, including factors specific to companies in our industry many of which are beyond our control. Our shares may be less liquid than the shares of other newly public companies and there may be imbalances between supply and demand for our shares. As a result, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance.   Moreover, sales of our Class A common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our Class A common stock. As a result, you may not be able to sell your shares of our Class A common stock in short time periods, or possibly at all, and the price per share of our Class A common stock may fluctuate significantly.

In addition, the issuance of additional shares of our Class A common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our Class A common stock or other equity-linked securities, including preferred stock, warrants,  debt securities or units, would dilute the ownership interest of our common shareholders and could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

We expect to seek to raise additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale of our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement (including any related free writing prospectus) that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some, of the statements contained or incorporated by reference in this prospectus including any amendment or supplement thereto may be or contain “forward-looking statements”, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “expect,” “anticipate,” “project,” “predict,” “intend,”  “forecast” or “estimate will occur”, and other similar statements), you must remember that our expectations may not be correct, even though we believe that they are reasonable. These forward-looking statements relate to:

●	future revenues, expenses and profitability;
●	our ability to acquire and integrate theaters in our business;
●	attendance at movies generally or in any of the markets in which we operate;
●	the number and diversity of popular movies released and our ability to successfully license and exhibit popular films;
●	national growth in our industry;
●	competition in our markets; and
●	competition with other forms of entertainment.

We do not guarantee that the transactions and events which are the subject of such forward-looking statements will happen as described or that they will happen at all. You should read the report in which statements are contained completely and with the understanding that actual future results may be materially different from what we expect. Forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

Whether actual results will conform to our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Such risks and uncertainties include, among others, those discussed in “Item 1A: Risk Factors” of Our 2012 Annual Report, as well as in our consolidated financial statements, related notes, and the other financial information appearing in Our 2012 Annual Report and our other filings with the SEC.

Our 2012 Annual Report and other filings with the SEC contain data related to the motion picture exhibition industry. This market data includes projections that are based on a number of assumptions. The motion picture exhibition industry may not grow at the rates projected by the market data, or at all. The failure of the markets to grow at the projected rates may materially and adversely affect our business and the market price of our Class A common stock and any other securities we may issue. In addition, the rapidly changing nature of our industry subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We are a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers. Digital Cinema Destinations Corp. is the parent company of five wholly-owned subsidiaries: DC Westfield LLC, DC Cranford LLC, DC Bloomfield LLC, DC Cinema Centers LLC and DC Lisbon Cinema LLC and a managing member of Start Media/Digiplex, LLC (“JV”).

We manage our business under one reportable segment: theater exhibition operations.

We operate 18 movie theaters with an aggregate of 178 fully digital screens.  We directly own and operate nine theaters and 85 screens located in Westfield, New Jersey (the “Rialto”), Cranford, New Jersey (the “Cranford”), Bloomfield, Connecticut (the “Bloomfield 8”), five theaters located in central Pennsylvania (“Cinema Centers”) and one theater located in Lisbon, Connecticut (“Lisbon Cinema”). We acquired the Rialto and the Cranford in December 2010, the Bloomfield 8 in February 2011, Cinema Centers in April 2012, upon the closing of our initial public offering and Lisbon Cinema in September 2012.  We also operate nine movie theaters owned by JV, six of which are located in Southern California,  one of which is near Phoenix, Arizona (collectively, the “UltraStar Theaters”) with an aggregate of 74 screens, as well as one theater in Sparta, New Jersey, with three screens, and another in Solon, Ohio, with 16 screens.   We, together with Start Media, LLC, organized JV in December 2012 and JV, through seven wholly-owned subsidiary limited liability companies, acquired the UltraStar Theaters in December 2012 and the theaters located in Sparta, New Jersey and Solon, Ohio, in January and February 2013, respectively.

We intend to create an all-digital national footprint by selectively pursuing multi-screen theater acquisition opportunities that meet our strategic and financial criteria, with upgrades to digital platforms as necessary. We hope to own and operate at least one theater in each of approximately 100 locations throughout the United States which, depending on the number of screens in each theater, may approximate 1,000 screens. An all-digital theater circuit serves as the backbone for creating what we believe to be a more entertaining movie-going experience, providing us with significantly greater programming flexibility and enabling us to achieve increased operating efficiencies. We believe through a combination of improved operating practices, enhanced productivity resulting from the management of the new digital platforms and increased alternative content supplementing the traditional theatrical exhibition schedule; we can produce improved financial results and customer experiences. We cannot assure you that we will realize these goals. See “Risk Factors” on page 2 of this prospectus.

Our executive offices are at 250 East Broad Street, Westfield, New Jersey 07090.  We were founded and incorporated in Delaware in July 2010.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the acquisition of additional units of membership interest in JV, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•       shares of our Class A common stock;
•       shares of our preferred stock;
•       debt securities;
•       warrants to purchase any of the securities listed above; and/or
•       units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of Class A common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the Class A common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our Class A common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporate Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future Class A common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any Class A common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Description of Capital Stock

As of April 30, 2013, our authorized capital stock consists of 20,000,000 shares of Class A common stock, par value $0.01 per share, of which 5,458,000 shares are issued and outstanding, held of record by 45 stockholders, 900,000 shares of Class B common stock, par value $0.01 per share, of which 865,000 shares are issued and outstanding, held of record by one stockholder A. Dale Mayo, our Chief Executive Officer, and 10,000,000 shares of preferred stock, of which six shares of Series B preferred stock are issued and outstanding, held of record by two stockholders.

The authorized and unissued shares of Class A common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our Class A common stock or our preferred stock.

Common Stock

Our Class A common stock and Class B common stock are substantially identical, except that holders of Class A common stock have the right to cast one vote for each share held of record and the holder of Class B common stock has the right to cast ten votes for each share held of record on all matters submitted to a vote of holders of common stock, except for stockholder votes to increase our authorized capital stock, where the holder of Class B common stock has voting rights of one vote per share. Our Class A common stock and Class B common stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when class voting is required by applicable law.

Our certificate of incorporation, as amended and restated, provides that if the shares of Class B common stock are transferred for any reason, such shares will automatically convert into an equivalent number of fully paid and non-assessable shares of Class A common stock upon the sale or transfer of such shares of Class B common stock by the original record holder thereof. Each share of Class B common stock also is convertible at any time at the option of the holder into one share of Class A common stock. Shares of Class B common stock which are converted shall be retired and are not available for reissuance.  35,000 shares of Class B common stock automatically converted into shares of Class A common stock on transfer by the holder (as bona fide gifts) and cannot be reissued.

Holders of Class A common stock and the holder of Class B common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors and are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of common stock on the liquidation, dissolution or wind-up of our affairs. Holders of Class A common stock and the holder of Class B common stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Class A common stock and Class B common stock in our certificate of incorporation, as amended and restated. All outstanding shares of Class A common stock and Class B common stock outstanding on the date hereof are validly issued, fully paid and non-assessable.   All shares of Class A common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Class A common stock issued on the conversion of preferred stock, the exercise of common stock warrants or subscription rights, if any.  Our certificate of incorporation, as amended and restated, do not provide for cumulative voting in the election of directors.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

The difference in voting rights described above increases the voting power of the Class B common stockholder and, accordingly, has an anti-takeover effect. The existence of the Class B common stock may make us a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by our stockholders other than the Class B common stockholder. Thus, our stockholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire us through a business combination will be compelled to consult first with the Class B common stockholder in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by our board of directors, which may be under the control of the Class B common stockholder, and if stockholder approval is required, the approval of the Class B common stockholder will be necessary before any such business combination can be consummated.

Preferred Stock

In September 2012, we amended our certificate of incorporation to establish a Series B preferred stock, $0.01 par value, and we have issued and currently have outstanding six shares of Series B preferred stock. The Series B preferred stock is convertible into such number of shares of Class A common stock as determined by dividing the original issue price by the conversion price of $7.50 per share, as adjusted. The preferred stock has no voting rights and, except for certain “deemed liquidations” as defined in our certificate of incorporation, has a liquidation preference of $75,000 per share, or $450,000 in the aggregate.

The Series B Preferred Stock is mandatorily convertible in the event that the daily volume weighted average price of the Company’s Class  A common stock for a consecutive 30 day trading period is not less than $10.00 per share. The Company has the sole option to redeem the Series B Preferred Stock any time after one year from the date of issue at a price equal to 150% of the $75,000 Issue Price ($112,500 per share), subject to adjustments, plus all accrued and unpaid dividends.

We previously designated 2,500,000 preferred shares as Series A preferred stock and issued 1,972,500 shares of Series A preferred stock.  The shares of Series A preferred stock automatically converted into shares of Class A common stock on the consummation of our initial public offering in April 2012 and cannot be reissued.

Our certificate of incorporation, as amended and restated, provide that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporate Law and our certificate of incorporation, as amended and restated, to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders and may adversely affect the voting and/or other rights of the holders of Class A common stock, Class B common stock, Series B preferred stock and any other securities we may issue in the future. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Digiplex is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, consolidations, asset sales and other transactions involving Digiplex and an interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of Digiplex voting stock. Section 203 could discourage certain potential acquirers unwilling to comply with its provisions.

Underwriters’ Warrants

We have issued to the underwriters of our initial public offering warrants to purchase an aggregate of 44,000 shares of our Class A common stock for a 5-year period expiring on October 16, 2017 at exercise prices of $6.71 per share, as adjusted.  The warrants are not redeemable by us, and allow for “cashless exercise”.  The warrants also provide for unlimited piggyback” registration rights at our expense with respect to the underlying shares of Class A common stock.

Start Media Warrants

In December 2012, we issued to Start Media, LLC a warrant to purchase up to 500,000 shares of our Class A common stock for a 5-year period expiring on December 10, 2017 (the “Start Media Warrants”).  The Start Media Warrants were issued in connection with the organization of JV and the acquisition of the UltraStar Theaters and are exercisable at $6.10 per share, as adjusted.  The Start Media Warrants do not require Digiplex to mandatorily redeem the warrants at any time and the warrants have no cashless exercise or registration rights provisions.

Transfer Agent and Registrar; Market

The transfer agent and registrar for our Class A common stock is Broadridge Investor Communication Solutions Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717, and its telephone number is (631) 254-7400.  Our Class A common stock has been approved is traded on The NASDAQ Capital Market under the symbol “DCIN.”

See “Where You Can Find Additional Information About Us” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation, as amended and restated and our Bylaws, which have been filed with and are publicly available from the SEC.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with Class A common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase Class A common stock or preferred stock, the number or amount of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;
•	whether or not such debt securities are guaranteed;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•	the maturity date;
•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	any restrictions on our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the denominations in which we will issue the series of debt securities;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•           the name or names of any underwriters, if, and if required, any dealers or agents;
•           the purchase price of the securities and the proceeds we will receive from the sale;

•           any underwriting discounts and other items constituting underwriters’ compensation;
•           any discounts or concessions allowed or reallowed or paid to dealers; and
•           any securities exchange or market on which the securities may be listed or traded.

            We may distribute the securities from time to time in one or more transactions at:

•           a fixed price or prices, which may be changed;
•           market prices prevailing at the time of sale;
•           prices related to such prevailing market prices; or
•           negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any Class A common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors will remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our amended and restated certificate of incorporation does not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision of the Delaware General Corporation Law).

The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. Our amended and restated certificate of incorporation and our bylaws provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Our amended and restated certificate of incorporation also provides that we will indemnify and hold harmless, to the fullest extent permitted by law any person made or threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity in any of the foregoing capacities at our request (collectively, an “Authorized Representative”). Expenses covered by this indemnification include attorney’s fees and disbursements, judgments, fines (including excise and taxes) and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding (collectively, “Expenses”), whether the basis of such person’s involvement in the proceeding is an alleged act or omission in such person’s capacity as an Authorized Representative or in another capacity while serving in such capacity or both. We shall be required to indemnify an incumbent or former director or officer in connection with a proceeding initiated by such person only if and to the extent that such proceeding was authorized by our board of directors or is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

Expenses shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Authorized Representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us. Such expenses (including attorneys’ fees which are not advanced under the provisions of our amended and restated certificate of incorporation) incurred by an Authorized Representative may be so paid upon such terms and conditions, if any, as we deem appropriate.

We may enter into agreements to indemnify any Authorized Representative, in addition to the indemnification provided for in our amended and restated certificate of incorporation. These agreements, among other things, could indemnify our directors and officers for certain expenses (including advancing expenses for attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or officer of us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

In addition, we maintain insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Eaton & Van Winkle LLP, New York, New York. If counsel for any underwriters passes on legal matters in connection with an offering of the shares of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated balance sheets of Digital Cinema Destinations Corp. (the “Successor”) as of June 30, 2012 and 2011 and  the related  consolidated statements of operations, Stockholders’ equity, and cash flows for the year ended June 30, 2012 and for the period from inception (July 29, 2010) to June 30, 2011 and the combined statements of operations, stockholders’ equity and cash flows of the Rialto Theatre of Westfield, Inc. and Cranford Theatre, Inc. (collectively, the “Predecessor”) for the year ended December 31, 2010 have been audited by  EisnerAmper LLP,  independent registered public accounting firm, as stated in their report which is incorporated herein  by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the securities to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the securities to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

(a)
Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as filed with the SEC on September 24, 2012 and amended on September 28, 2012, including all material incorporated by reference therein;

(b)
Quarterly Reports on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on November 14, 2012, and for the quarter ended December 31, 2012, as filed with the SEC on February 14, 2013;

(c)	The Registrant’s Current Reports on Form 8-K and 8-K/A filed with the Commission on October 3, 2012, December 14, 2012, December 17, 2012, December 21, 2012, December 27, 2012 and March 4, 2013;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)
The description of the Class A common stock contained in the registration statement on Form 8-A filed with the Commission on April 16, 2012 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to Digiplex’s Corporate Secretary at 250 Broad Street, Westfield, New Jersey 07090 or by calling Digiplex at (908) 396-1360. Additional information about us is available at our web site located at http://www.digiplexdest.com. Such additional information contained in our web site is not a part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and the securities that may be offered and sold hereunder, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and the securities.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Digital Cinema Destinations Corp., that file electronically with the SEC. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

DIGITAL CINEMA DESTINATIONS CORP.

1,141,000 Shares of Class A Common Stock

______________________________________

PROSPECTUS SUPPLEMENT
______________________________________

BARRINGTON RESEARCH ASSOCIATES

______________________________________

October 4, 2013